SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                                    [x]

Filed by a Party other than the Registrant       [ ]

Check the appropriate box:

[X]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Flint Telecom Group, Inc.
(Name of Registrant as Specified In Its Charter)
______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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___________________________________________________________________________________

[ ]	Fee paid previously with preliminary materials:
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___________________________________________________________________________________

FLINT TELECOM GROUP, INC.
327 Plaza Real, Suite 319
Boca Raton, FL 33432
(561) 394-2748

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 2, 2009

Dear Flint Telecom Group, Inc. Stockholder:

           You are cordially invited to attend the Annual Meeting of Stockholders of Flint Telecom Group, Inc. (“we”, “our” or the “Company”).  We will be holding the Annual Meeting at the Company’s offices located at 327 Plaza Real, Suite 319, Boca Raton, FL 33432, on December 2, 2009, at 1:00 p.m., Eastern Time.

           At the 2009 Annual Meeting, we will ask you to:

1.	Elect six (6) directors each to serve on our Board of Directors until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending June 30, 2010;
3.	Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

4.	Consider, and, if deemed advisable, approve the Company’s 2009 Restricted Stock Plan adopted by our Board of Directors, as summarized in the accompanying Proxy Statement; and
5.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Enclosed with this letter is a Proxy Statement, a proxy card and a return envelope. Also enclosed is our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

           Only holders of common stock of the Company of record at the close of business on October 23, 2009 are entitled to vote at the Annual Meeting. The Board of Directors of the Company is soliciting the proxies.

           Your vote is very important to us regardless of the number of shares that you own. All stockholders, whether or not you expect to attend the Annual Meeting, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope, or follow the instructions provided for voting by phone or the internet. The prompt return of proxies or vote by phone or internet will ensure a quorum and save the Company the expense of further solicitation. Each proxy granted may be revoked by the stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each such proxy card should be signed and returned to ensure that all of your shares will be voted. If you elect to vote by phone or the internet, the last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Anthony N. LaPine
Anthony N. LaPine
Chairman of the Board

Boca Raton, Florida
October 16, 2009

FLINT TELECOM GROUP, INC.
327 Plaza Real, Suite 319
Boca Raton, FL 33432
(561) 394-2748

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 2, 2009

GENERAL INFORMATION

This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the 2009 Annual Meeting of Stockholders of Flint Telecom Group, Inc. (the “Company”, “we” or “our”). The 2009 Annual Meeting will be held at 1:00 p.m. Eastern Time on December 2, 2009 at our offices located at 327 Plaza Real, Suite 319, Boca Raton, FL 33432.

This proxy statement provides detailed information about the 2009 Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information. The Board of Directors of Flint is soliciting these proxies.

At the Annual Meeting, you will be asked to vote on the following proposals:

1.	Elect six (6) directors each to serve on our Board of Directors until the 2010 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

2.	Ratify the appointment of L.L. Bradford & Company, LLC as our independent accountants for the fiscal year ending June 30, 2010;

3.	Approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

4.	Consider, and, if deemed advisable, approve the Company’s 2009 Restricted Stock Plan adopted by our Board of Directors, as summarized in the accompanying Proxy Statement; and

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ELECTION OF THE BOARD’S NOMINEES FOR DIRECTOR, FOR RATIFICATION OF THE APPOINTMENT OF L.L. BRADFORD & COMPANY, LLC AS INDEPENDENT PUBLIC ACCOUNTANTS, FOR THE INCREASE IN AUTHORIZED COMMON SHARES,  FOR THE 2009 RESTRICTED STOCK PLAN, AND FOR THE APPROVAL OF EACH OF THE OTHER PROPOSALS.

Five persons holding in the aggregate 64.73% of our common stock have agreed that they will vote in favor of all proposals, assuring that they will be adopted by the stockholders.

On October 30, 2009, we will begin mailing this proxy statement to people who, according to our records, owned shares of our common stock as of the close of business on October 23, 2009. We have mailed with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING

The Annual Meeting
The Annual Meeting will be held at our corporate headquarters located at 327 Plaza Real, Suite 319, Boca Raton, FL 33432, on December 2, 2009, at 1:00 p.m., Eastern Time.

This Proxy Solicitation
We are sending you this proxy statement because our Board of Directors (the “Board”) is seeking a proxy to vote your shares at the Annual Meeting. This proxy statement is intended to assist you in deciding how to vote your shares. On October 30, 2009, we will begin mailing this proxy statement and the accompanying proxy card and Annual Report on Form 10-K to all people who, according to our stockholder records, owned shares at the close of business on October 23, 2009. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this proxy statement, proxy card and the Annual Report on Form 10-K so that such record holders could supply these materials to the beneficial owners as of October 23, 2009.

Proxies may also be solicited personally by our officers or directors at nominal cost. We may also retain, and pay a fee to, one or more other professional proxy solicitation firms to solicit proxies from our stockholders.  We will bear the entire cost of this proxy solicitation.

Voting Your Shares
You may vote your shares at the Annual Meeting by completing and returning the enclosed proxy card, or by voting in person at the Annual Meeting. Additionally, you may be able to vote by phone or via the internet, as described below.

Whether or not you plan to attend the Annual Meeting, please take the time to vote. Votes may be cast:

• by traditional paper proxy card;
• by phone;

• via the Internet; or
• in person at the Annual Meeting.

Please take a moment to read the instructions, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxies in the accompanying form are properly executed and returned, the shares of our common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our common stock represented by the proxies will be voted (i) FOR the election of the nominees named below as directors of the Company; (ii) FOR the ratification of the appointment of L.L. Bradford & Company, LLC as independent accountants for the year ending June 30, 2010; (iii) FOR the increase in authorized common stock, (iv) FOR the 2009 Restricted Stock Plan, and (v) in the discretion of the persons named in the enclosed form of proxy on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment. IF YOU DECIDE TO VOTE BY PROXY, THE PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING TO BE HELD ON DECEMBER 2, 2009.

Voting by Phone or via the Internet. If you are a stockholder of record (that is, if your shares of our stock are registered with us in your own name), you may vote by phone, or through the Internet, by following the instructions included with the enclosed proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by phone or the Internet. If so, the voting form your nominee sent you will provide phone and Internet voting instructions. The last vote you submit chronologically (by any means) will supersede your prior vote(s). Also, if you vote by phone or the Internet, and later decide to attend the Annual Meeting, you may cancel your previous vote and vote in person at the Annual Meeting.

The deadline for voting by phone or through the Internet as a stockholder of record is 11:59 p.m., EDT, on December 1, 2009. For stockholders whose shares of our common stock are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker for information about the deadline for voting by phone or through the Internet.

Voting in Person. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card in time to be received by us by the Annual Meeting. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares of our common stock at the Annual Meeting in accordance with the instructions you give on the proxy card.

Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit the proxy card in advance to ensure the representation of your shares at the Annual Meeting.

If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all routine proposals.

Vote Required for Approval

Shares Entitled to Vote. On October 23, 2009 (the “Record Date”), 76,351,265 shares of our common stock were issued and outstanding. Each share of our common stock issued and outstanding on the Record Date will be entitled to one vote on each of the proposals.

Quorum. The quorum requirement for holding the meeting and transacting business at the Annual Meeting is that a majority of the issued and outstanding shares of our common stock on the Record Date be present in person or represented by proxy and entitled to be voted. Accordingly, 38,175,633 shares of our common stock must be present in person or by proxy for a quorum to be present. If a quorum is not present, a vote cannot occur. Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum.

Votes Required. In the election of directors, the six persons receiving the highest number of “FOR” votes will be elected.  Proposal 2 requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote on such proposal. Proposals 3, 4 and 5 require the affirmative “FOR” vote of a majority of the shares issued and outstanding and entitled to vote.

Dissenters’ Rights
      No dissenters’ rights apply to any of the proposals contained in this proxy statement.

Additional Information
We are mailing our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including consolidated financial statements, to all stockholders entitled to vote at the Annual Meeting together with this proxy statement. The Annual Report on Form 10-K does not constitute a part of the proxy solicitation material. The Annual Report on Form 10-K tells you how to get additional information about us.

PROPOSAL 1:
ELECTION OF DIRECTORS

Nominees for election to the Company’s Board of Directors are:
Anthony N. LaPine (Chairman)
Vincent Browne
Stephen Keaveney
Bill Burbank
Robert Lanz
Michael Butler

All of these six nominees are currently members of the Board and have consented to serve as directors if re-elected. More detailed information about each of the above listed nominees is available in the section of this proxy statement titled "Directors and Executive Officers".

Each successful nominee will be elected to serve for a one-year term, unless he resigns or is removed before his term expires, or until his replacement is elected and qualified. Vincent Browne is also currently our Chief Executive Officer.  Stephen Keaveney is also currently our Chief Financial Officer, and Bill Burbank is also currently our President. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named directors was selected as a director of the Company.

If any of the nominees cannot serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. Alternatively, the Board may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board.

The Board has established the size of the Board at six members. Proxies for the Annual Meeting may not be voted for more than six directors.

Director Independence
The Company is currently quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. However, for purposes of determining director independence, we have applied the definitions of the NASDAQ Stock Market and the SEC. Accordingly, we have determined that Robert Lanz qualifies as an “independent” director as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. Anthony LaPine, Vincent Browne, Michael Butler, Stephen Keaveney and Bill Burbank do not qualify as “independent” directors.

Board Recommendation: The Board unanimously recommends a vote “FOR” each of the nominees to the Board.

 The six persons receiving the highest number of “FOR” votes will be elected.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT AUDITORS

The Board has appointed L.L. Bradford & Company, LLC, an accounting firm of independent certified public accountants, to act as independent accountants for our Company and its consolidated subsidiaries for our fiscal year ending June 30, 2010.  The Board believes that L.L. Bradford & Company’s experience with and knowledge of our Company are important, and would like to continue this relationship.  L.L. Bradford & Company has advised our Company that the firm does not have any direct or indirect financial interest in our Company or any of its subsidiaries, other than its capacity as our independent certified public accountants providing auditing and accounting services.

In making the recommendation for L.L. Bradford & Company to continue as our Company’s independent accountants for the fiscal year ending June 30, 2010, our management team and the Audit Committee reviewed past audit results and the audit and non-audit services, if any, proposed to be performed during fiscal year 2010.  In selecting L.L.Bradford & Company, the Audit Committee and the Board carefully considered L.L. Bradford & Company’s independence.

L.L. Bradford & Company has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission (“SEC”) governing auditor independence.

A representative of L.L. Bradford & Company is not expected to attend the Annual Meeting.  However, if a representative of L.L. Bradford & Company should attend, he or she will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders.

Board Recommendation: The Board unanimously recommends a vote “FOR” ratification of the appointment of L.L. Bradford & Company, LLC.

This Proposal 2 requires the affirmative “FOR” vote of a majority of those shares present and entitled to vote.

PROPOSAL 3:

AMENDMENT OF OUR AMENDED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000

We propose to amend Article IV of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000. As amended, Article IV of our Restated Articles of Incorporation would read as set forth below:

“Capital Stock. The aggregate number of shares which this Corporation shall have authority to issue is: Two Hundred Million (200,000,000) shares of $0.01 par value each, which shares shall be designated “Common Stock”; and Five Million (5,000,000) shares of $0.001 par value each, which shares shall be designated “Preferred Stock”, and which may be issued in one or more series at the discretion of the Board of Directors.  The Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the power, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.  All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.”

As of October 23, 2009, we had 76,351,265 shares of common stock issued and outstanding and had reserved approximately 18,500,000 shares of common stock for issuance under existing convertible promissory notes, warrants and stock options, and reserved approximately 11,500,000 shares of unvested common stock where vesting is contingent upon continued employment with the Company.

Our authorized preferred stock of 5,000,000 shares would not be changed by this proposed amendment. As of October 23, 2009, we had 1,250,000 shares of Series C preferred stock issued and outstanding.  The Series C preferred stock has no voting rights and is not convertible into common stock. The rest of our preferred stock is undesignated. The Board of Directors, without stockholder approval, may issue the remaining preferred stock with voting and conversion rights that could materially and adversely affect the voting power of the holders of common stock, and could also decrease the amount of earnings and assets available for distribution to the holders of common stock.

The rights of additional authorized shares of common stock would be identical to shares now authorized.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by the Certificate of Incorporation and applicable law and regulations. To the extent that the additional authorized shares are issued in the future, they will decrease your percentage equity ownership and, depending upon the price at which they are issued as compared to the price paid by you for your shares, could be dilutive to you and it could have a dilutive effect on our earnings per share, perhaps significantly. Holders of our common stock have no preemptive rights to subscribe for or purchase any additional shares of our common stock that may be issued in the future.

We believe that the proposed increase in the number of authorized shares of common stock is in the best interests of our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. The Company requires sufficient shares, on a readily available basis, to maintain our financing and capital raising flexibility, fund acquisitions and mergers, enable the use of employee benefit plans such as the 2005 Stock Option Plan and the proposed 2009 Restricted Stock Plan, provide for potential stock splits and dividends and for other proper business purposes. Having a limited number of shares available severely limits our flexibility and hinders our ability to raise capital, move quickly with respect to acquisition opportunities and attract and retain employees.

By having additional shares readily available for issuance, we will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. Except for the proposed 2009 Restricted Stock Plan (See Proposal 4 below), we have no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares of common stock.

The future issuance of additional shares of common stock also could be used to block an unsolicited acquisition through the issuance of large blocks of stock to persons or entities considered by our officers and directors to be opposed to such acquisition, which might be deemed to have an anti-takeover effect (i.e., might impede the completion of a merger, tender offer or other takeover attempt). Our management and Board could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of our independent stockholders. In fact, the mere existence of such a block of authorized but unissued shares, and the Board’s ability to issue such shares without stockholder approval, might deter a bidder from seeking to acquire our shares on an unfriendly basis. We have other provisions in our Amended Articles of Incorporation, Bylaws and credit agreements that could make it more difficult for a third party to acquire us. For example, our Amended Articles of Incorporation and Bylaws provide limitations on removing a director, the ability of the Board to issue preferred stock with such voting, dividend, liquidation and other terms as the Board determines, no cumulative voting for directors, special voting requirements for certain mergers and other business combinations and special procedures for calling special meetings of the stockholders, proposing matters for stockholder approval and nominating directors.

While the authorization of additional shares of common stock alone or together with the preceding provisions may have an anti-takeover effect, the Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed transactions of this type. We have no present plans or proposals to adopt any other provisions or enter into any other arrangements that may have material anti-takeover consequences. There are no agreements in effect to issue any additional shares; however, it is likely that additional shares will be issued in the future in order to provide financing and incentives to or employees.

Board Recommendation: The Board of Directors recommends that you vote “FOR” approval of Proposal 3 to amend our Amended Articles of Incorporation to increase the number of authorized shares of common stock to 200,000,000.

This Proposals 3 requires the affirmative “FOR” vote of a majority of the shares issued and outstanding and entitled to vote.

PROPOSAL 4:

 APPROVAL OF THE 2009 RESTRICTED STOCK PLAN

General

                    The Company’s stockholders are being asked to act upon a resolution to approve the Company’s 2009 Restricted Stock Plan.  Approval of the resolution requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting.  Stockholders abstaining from voting on the resolution will be counted for purposes of determining a quorum, but will not be counted for any other purpose.  Broker non-votes will not be considered as present or voting, and as such each will have no effect on the vote for this resolution.

                    The 2009 Restricted Stock Plan was unanimously approved by the Company’s Board of Directors.  The Board approved the adoption of the 2009 Restricted Stock Plan on October 15 of 2009, to be effective as of December 3, 2009 only upon approval by the shareholders of the Company at the Annual Meeting.  The Board believes that the attraction and retention of high quality personnel are essential to the Company’s continued growth and success and that a restricted stock plan such as the 2009 Restricted Stock Plan is necessary for the Company to remain competitive in its compensation practices.  If approved by the stockholders, a total of thirty five million (35,000,000) shares of our common stock will be initially reserved for issuance under the 2009 Restricted Stock Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.

                    A general description of the principal terms of the 2009 Restricted Stock Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the 2009 Restricted Stock Plan, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference. Capitalized terms used herein shall have the same meaning as in the 2009 Restricted Stock Plan unless otherwise indicated.

Description of 2009 Restricted Stock Plan

                    Purpose.  The purpose of the 2009 Restricted Stock Plan is to provide the Company’s employees, directors, officers and consultants, whose present and potential contributions are important to the success of the Company, an incentive, through ownership of the Company’s common stock, to encourage the Company’s employees, directors, officers and consultants to accept or continue in service with the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

                    Shares of Common Stock Reserved for Issuance under the 2009 Restricted Stock Plan. If approved by the stockholders, a total of 35,000,000 shares of our common stock will be initially reserved for issuance under the 2009 Restricted Stock Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.

                    Administration.  The 2009 Restricted Stock Plan is administered, with respect to grants to employees, directors and officers, by the Board.   The Board may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

                     Types of Awards. The 2009 Restricted Stock Plan provides for the grant of restricted stock, subject to terms, conditions and restrictions as determined by the Board.    Restricted stock grants may be granted to employees, officers or directors.

                    Terms and Conditions of Awards.  The Board shall have the power, from time to time, in its discretion, to select those employees, officers or directors to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award (which need not be identical) including any additional restrictions applicable to such Shares, including the time or times at which the Shares shall be sellable, and to interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.  All awards shall be granted within ten years from the date of adoption of the Plan by the Board.

                  Termination of Service.  In the event that a Grantee terminates employment, all Shares remaining subject to restrictions shall be forfeited by the Grantee and deemed canceled by the Company.    The Board may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any restrictions on Restricted Stock (other than Restricted Stock that has previously been forfeited) shall be eliminated, in full or in part. Further, the Board may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made, upon the consummation of a Terminating Event, all Restricted Stock subject to an Election made shall be transferred to the Grantee.

Transferability of Stock. Shares shall not be transferable or assignable.

Changes in Capital Structure.  The existence of outstanding stock shall not affect the Company's right to effect adjustments, recapitalization, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting common stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise.

If the common stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, or other event, or converted into or exchanged for other securities as a result of a merger, consolidation, reorganization, or other event, appropriate adjustments shall be made in the number and class of shares of common stock subject to the 2009 Restricted Stock Plan and each outstanding stock grant; provided, however, that the Company shall not be required to issue fractional shares as a result to any such adjustments.  Each such adjustment shall be subject to approval by the Board in its sole discretion, and may be made without regard to any resulting tax consequence.

Corporate Transactions.  In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than 50% of the shares of the Company’s common stock outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving 50% or more of the assets of the Company, (iii) any sale of more than 50% of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Board may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to Grantees; (a) cancel any restrictions to which an Award is subject; (b) shorten the period during which such Awards are restricted; or (c) arrange that the Company's obligations as to Awards outstanding under the Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation.  The actions described in this section may be taken without regard to any resulting tax consequence to the Grantee.

Amendment or Termination of the 2009 Restricted Stock Plan. The Plan may be terminated by the Board at any time. The Plan may be amended by the Board at any time. No Award shall be negatively affected by any such termination or amendment without the written consent of the Grantee.

Certain U.S. Federal Tax Consequences

                    The following summary of the U.S. federal income tax consequences of 2009 Restricted Stock Plan transactions is based upon federal income tax laws in effect on the date of this proxy statement.  This summary does not purport to be complete, and does not discuss, state, local or non-U.S. tax consequences.

Restricted Stock Awards. Generally, the recipient of a Restricted Stock Award recognizes ordinary income, and the Company is entitled to a corresponding deduction, equal to the Fair Market Value of the stock upon the lapse of any transfer or forfeiture restrictions placed on the shares (i.e., upon vesting of the shares). A Restricted Stock Award recipient who makes an election under Section 83(b) of the Internal Revenue Code, however, recognizes ordinary income equal to the Fair Market Value of the stock at the time of grant, rather than at the time restrictions lapse, and the Company is entitled to a corresponding deduction at that time. If the recipient makes a Section 83(b) election, there are no further federal income tax consequences to either the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse. A recipient of a Restricted Stock Award may elect to have a portion of such Award withheld by the Company in order to meet any necessary tax withholding obligations.

New Plan Benefits

                    If the 2009 Restricted Stock Plan is approved at the Annual Meeting, we intend to promptly file a registration statement with the SEC on Form S-8 to register the 35,000,000 shares that may be issued under the 2009 Stock Option Plan.

                    No officer, employee or director has been granted any shares of restricted stock subject to shareholder approval of the 2009 Stock Option Plan. However, we have granted and outstanding a total of 11,500,000 shares of restricted stock vesting over four years from the date of grant, awarded to various current employees, officers, directors and consultants. If the 2009 Restricted Stock Plan is approved, these shares will be considered as issued under the Plan. The remaining benefits, the 23,500,000 shares left unissued to date to be received by the Company’s directors, executive officers and employees pursuant to the 2009 Restricted Stock Plan, are not determinable at this time.

The following table sets forth certain information relating to our proposed restricted stock plan:

Plan Name	Number of securities granted but unvested	Number of securities granted and vested	Number of securities remaining available for future issuance under the Plan (excluding securities reflected in columns (a) and (b))
The 2009 Restricted Stock Plan	10,250,000	1,250,000	23,500,000

Vote Required

                    The Board will ask the Stockholders to approve the following resolution at the Annual Meeting:

                    “RESOLVED THAT as a resolution of the stockholders of the Company that:

a.	the 2009 Restricted Stock Plan adopted by our Board of Directors, as summarized in the Proxy Statement is hereby approved and adopted; and
b.
any director or officer of the Company is hereby authorized and directed in the name of and on behalf of the Company, to execute and deliver or cause to be delivered all such documents and to do all such other acts and things as such person may consider necessary or desirable in order to carry out the intent of the foregoing resolution and the matters authorized thereby.”

In the absence of contrary instructions, the persons in the accompanying form of proxy intend to vote any shares of our common stock represented by such proxy FOR the above resolution. Abstentions will be counted toward the tabulation of the votes cast.  The resolution requires the approval of a majority of stockholder votes that are voted at the Annual Meeting.

Recommendation

           The Board unanimously recommends a vote “FOR” approval of the Company’s 2009 Restricted Stock Plan.

This Proposal 4 requires the affirmative “FOR” vote of a majority of the shares issued and outstanding and entitled to vote.

OTHER BUSINESS
As of the date of this proxy statement, our management was not aware of any other matter to be presented at our Annual Shareholders Meeting other than as set forth herein. However, if any other matters are properly brought before our Annual Shareholders Meeting, the shares of our common stock represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares of our common stock represented at the meeting is necessary to approve any such matters.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise disclosed herein, none of our directors or executive officers, no nominee for election as a director of our Company and no associate or affiliate of any of the foregoing persons has any substantial interest, direct or indirect, by way of beneficial ownership of shares or otherwise, in any matter to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information regarding the common stock beneficially owned on October 23, 2009 for the following persons: (i) each stockholder we know to be the beneficial owner of 5% or more of our common stock, (ii) our directors, director nominees, and our executive officers named in the Summary Compensation Table (see below), and (iii) all executive officers and directors as a group.  As of October 23, 2009, there were 76,351,265 shares of our common stock issued and outstanding.

	BENEFICIAL OWNERSHIP OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNERS* (1) (2)	NUMBER OF SHARES		PERCENT
5% Stockholders
Flint Telecom, Ltd. (3) Carrick House 49 Fitzwilliam Square Dublin 2 Ireland	21,003,139		27.51%
China Voice Holding Corp. (4)	21,000,000		27.50%

Named Executives
Vincent Browne	9,848,968	(5)	12.90%
Bill Burbank	--	(6)	** %
Stephen Keaveney	1,220,000	(7)	1.60%

Non-Executive Directors
Anthony LaPine	701,400	(8)	**
Michael Butler	23,190,845	(9)	30.37%
Robert Lanz	107,250	(10)	**

All Officers and Directors as a Group (9 Persons)	35,282,588	(11)	46.21%
_____________

*	Unless otherwise indicated, all addresses are c/o Flint Telecom Group, Inc., 327 Plaza Real, Suite 319, Boca Raton, FL 33432.
**	Less than 1%.
(1)
This table is based upon information supplied by the named executive officers, directors and 5% stockholders, including filings with the Securities and Exchange Commission (the “SEC”) and information supplied from Computershare, our transfer agent.  Unless otherwise indicated in these notes and subject to the community property laws where applicable, each of the listed stockholders has sole and investment power with respect to the shares shown as beneficially owned by such stockholder.  The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options and warrants held by the person or group in question, which may be exercised or converted on June 30, 2009 or within 60 days thereafter.

(2)
All 5% or greater beneficial holders, and all officers and directors executed a lock-up agreement on June 30, 2009, preventing the sale of any shares for a period of twelve months, or until 3 months after the holder is no longer employed with the Company as long as they are not also a 5% or greater holder.

(3)	Vincent Browne, our CEO, is an executive officer and partial owner of Flint Telecom, Ltd., and Michael Butler, one of our directors, is a partial owner of Flint Telecom, Ltd.
(4)
 Bill Burbank, our President, is an executive officer of China Voice Holding, Corp. China Voice Holding Corp. also holds 1,250,000 shares of our Series C Preferred Stock; the Series C Preferred Stock is not convertible into common stock and carries no voting rights.

(5)
Includes 2,597,000 shares held directly, 625,000 shares that have vested out of the 2,500,000 shares that vest quarterly at each annual anniversary over a period of four years from October 1, 2008, and 6,626,968 shares held indirectly through Mr. Browne’s ownership in Flint Telecom, Ltd. The 2,597,000 shares held directly have been pledged as security.

(6)	Mr. Burbank does hold 2,000,000 unvested common shares that vest over a period of four years, quarterly at each annual anniversary beginning January 29, 2010.
(7)
Includes 1,220,000 shares of restricted common stock held directly.  Does not include 3,500,000 shares of unvested restricted common stock that vest quarterly at each annual anniversary over a period of four years beginning on March 1, 2010. The 1,220,000 shares of restricted common stock have been pledged as security.

(8)
Includes 51,250 shares of common stock and exercisable options to purchase 400,000 of common stock owned directly by Mr. LaPine, and 150 shares of common stock and exercisable options to purchase 250,000 shares of common stock owned indirectly through his wife.

(9)
Includes 2,597,000 shares held directly, 375,000 shares that have vested out of the 1,500,000 shares that vest as to 25% annually over a period of four years from October 1, 2008, 8,569,742 shares held indirectly through Mr. Butler’s ownership in Flint Telecom, Ltd. and 89,240 shares  held indirectly through his wife. This also includes 11,559,863 derivative securities, including 7,694,545 shares underlying promissory notes convertible at $0.275 per share and 2,181,818 shares underlying warrants exercisable at $0.35 per share.  This does not include 3,260,000 shares that vest quarterly over a period of three years beginning on January 1, 2011.

(10)	Includes exercisable options to purchase shares of common stock.
(11)
Includes the shares listed above as beneficially owned by the above listed Named Executive Officers and Independent Directors, 125,000 shares that have vested out of 1,500,000 shares vesting over a period of four years held by other executive officers of the Company, and 89,125 shares of common stock underlying currently exercisable options held by other executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s officers (as defined in regulations issued by the SEC) and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports of ownership furnished to us and certifications from executive officers and directors, we believe that during the past fiscal year all filing requirements applicable to our directors, officers and beneficial owners of more than 10% of a registered class of our equity securities were complied with, except that Mr. Butler and Mr. Browne did not timely file a Form 4 with the SEC.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information relating to the nominees for directors and executive officers who would continue to serve after the Annual Meeting:

Name	Age	Position
Vincent Browne	42	Chief Executive Officer and Director
Anthony N. LaPine	68	Chairman of the Board
Bill Burbank	51	President and Director
Stephen Keaveney	45	Chief Financial and Accounting Officer and Director
Taliesin Durant	38	Chief Legal Officer and Corporate Secretary
John Iacovelli	53	Chief Technology Officer
Jose Ferrer	54	Executive Vice President of Business Development
Robert Lanz	67	Director and Chairman of the Audit Committee
Michael Butler	53	Director
_____________

There is no family relationship between any director or executive officer. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director.

 Biographies:

Vincent Browne founded Flint Telecom, Ltd, Flint Telecom, Inc.’s parent company, in December of 2004 and Flint Telecom, Inc. was incorporated in July of 2005. Mr. Browne has been CEO of both Flint Telecom, Ltd. and Flint Telecom, Inc. since their inception.  Mr. Browne has over 15 years experience in the ICT sector. Prior to joining Flint, Mr. Browne founded Prime Carrier Limited (PCL) in 2000 and was its CEO. PCL provides advanced Least Cost Routing software and systems to Tier 1 operators across the globe. During his time as founding CEO at PCL, he raised over €12m in various funding rounds and successfully negotiated several multi-million dollar contracts with international customers. Prior to that, Mr. Browne worked with Siemens and Esat BT. Mr. Browne holds a BComm degree from University College Dublin.

Anthony N. LaPine has been Chairman of the Board since the reverse merger of Flint Telecom, Inc. with and into Semotus closed on October 1, 2008.  Mr. LaPine is also currently Chief Executive Officer of Semotus, Inc., which was sold to Mr. LaPine by the Company on January 29, 2009.   Mr. LaPine has been an officer and director of Semotus since June of 1996.  Mr. LaPine received a BSEE Cum Laude, from San Jose State University, an MSEE from the University of Santa Clara and an MBA from the University of San Francisco. He later became an alumnus of Stanford’s Graduate School of Business through its Executive Program

Bill Burbank has been our President since January 29, 2009.  Mr. Burbank is also currently serving as China Voice Holding Corp.’s Chief Executive Officer, President and a Director, and has been in those positions since September 2006.  Mr. Burbank  brings more than 25 years of  success in business development and operations  experience to the company. He has extensive experience  in  working  with  both  private  and  public  emerging   technology development  companies  in the U.S., Canada  and Asia.  He was Chief Executive Officer of VCG Technologies from April 2006 until it was acquired by CHVC, where he became its Chief Executive Officer.  Prior to that, Mr. Burbank was Chief Operating Officer of VoIP, Inc. from December 2004 to February 2006, where he managed the operations of multiple subsidiaries in the telecommunications market with combined annual  revenues over $40 million.  Mr. Burbank was Vice President of Business Development  and Chief  Marketing  Officer for Pony Express U.S.A., Inc., a package delivery company, from October 2002 to November 2004.

Stephen Keaveney has been our CFO since March 1, 2009.  Mr. Keaveney is a serial entrepreneur and business consultant. In 2007 he founded Redquartz Atlanta, LLC and Atlanta Property Fund, LLC, vehicles to invest in property development opportunities in the Southeastern U.S.  He also founded M3 Lighting, LLC, a distributor of indoor lighting products. In 2005 Mr. Keaveney founded, built and exited through a trade sale, Broadworks Communications Ltd.  Mr. Keaveney also founded Montaigne Investments through a merger of Keaveney Ventures, which was sold in December 2005.  From 2001 to 2005 he founded and built a successful corporate finance consultancy business based in Dublin, Ireland, named Keaveney Ventures, which advised Irish businesses on fundraising, acquisition and strategic matters. From 1999- 2001, Mr. Keaveney was a founding manager and shareholder of eTel Group, a telecommunications company that provides voice, data and Internet services to corporate customers in Central Europe. In 1989 Mr. Keaveney was a founder of Cable Management Ireland Limited (CMI) where he held the position of Finance Director, responsible for Business Development, from CMI’s inception in 1989 until its sale in 1999 to AT&T-owned Liberty Media Group. Mr. Keaveney is a former member of the Irish Government's Information Society Group, which advises Ireland's Prime Minister on the impact of information technology.  His previous experience also includes a position of Certified Public Accountant - Deloitte, New York City.  He holds a BA in Accounting from Villanova University (1986) and an MBA in Finance from Pepperdine University, 1988-1989. He is a Certified Public Accountant (CPA) in the State of Pennsylvania.

Taliesin (Tali) Durant has been our Chief Legal Officer and Corporate Secretary since October 1, 2008, when Semotus Solutions, Inc. and Flint Telecom, Inc. closed a reverse merger.  Ms. Durant brings over 10 years in-house legal experience to the Company.  Prior to joining Flint and since January 2000, Ms. Durant was Semotus Solutions’ Corporate Secretary and in-house counsel. Ms. Durant is a member of the California State Bar Association, having earned a Juris Doctor degree at Northwestern School of Law at Lewis and Clark College. While completing her final year of law school at Santa Clara University School of Law, Ms. Durant received the Cali Excellence for the Future Award for excellent achievement in the study of technology licensing. Ms. Durant also earned a Bachelor of Arts in Economics from Connecticut College.

John Iacovelli.  John Iacovelli has been our Chief Technology Officer since January 29, 2009.  Prior to joining Flint, he served as China Voice Holding Corp.’s Chief Information Officer since October, 2006. Previously, he was Director of Special Projects, for VoIP, Inc. from October 2004 to February 2006,  where he was  responsible  for a variety of  technical initiatives.  Mr. Iacovelli was Chief Information Officer of Pony Express from July 2002 to September 2004, where he oversaw a network infrastructure spanning nine locations in Florida, and personally developed Microsoft Windows(TM) and Internet-based  software for  customers  such as the State of Florida.  From May 1998 to August 2001, Mr. Iacovelli worked as a marketing manager in the speech recognition field for Registry Magic and Foresight Technologies.  Mr. Iacovelli worked at Clarion  Software as its Director of Marketing  from March 1994 to May 1998, where he launched the first Rapid Application  Development  environment to produce compiled executables for Microsoft  Windows(TM),  and later the first 32 bit executables,   and  as  Vice  President  of  Marketing  at  its  successor corporation,  SoftVelocity, from July 2001 to July 2002.  Before that, he was Senior Product Manager at Expert Software from January 1990 to March 1994 where he produced  many best selling software  titles in the retail  market such as Expert Home Design.

Jose Ferrer.  Jose Ferrer has been our Executive Vice President of Business Development since January 29, 2009.  Prior to joining Flint, he served as China Voice Holding Corp.’s Chief Operating Officer since January 7 2008. Mr. Ferrer has extensive international experience in leading people and project team, implementing and overseeing technology programs and administering budgets and operations.  Mr. Ferrer served as Executive  Vice  President of MacroVoice Networks  from  07/2001to  12/2002  where he managed  OEM  relations  with major companies  such as LG  Electronics  and Dell  amongst  others  for the supply of innovative voice and data platforms.  During his tenure at this company,  he was instrumental  in  sourcing,  contracting  and  launching  a  leading  edge  VoIP hardware/software solution which  connected to existing legacy PBX's to provide low cost LD service to corporate clients

Robert Lanz has served on our Board and as Chairman of our Audit Committee since October 1, 2008, when the reverse merger of Semotus Solutions, Inc. and Flint Telecom, Inc. closed.  Prior to that and since November of 2001, Mr. Lanz served on Semotus Solutions’ Board of Directors and as Chairman of its Audit Committee.  Mr. Lanz has over 45 years of accounting and management experience. Mr. Lanz is Managing Partner of RAMP Partners, LLC, an accounting and financial management consulting firm, and Senior Technical Advisor to the audit departments of several public accounting firms, including Mohler, Nixon & Williams and CBIZ / Mayer Hoffman McCann.  Mr. Lanz is a certified public accountant and a graduate of UCLA. From 1998 to 2000, he was an audit and business advisory partner with BDO Seidman, LLP, an international accounting and consulting firm, and Meredith, Cardozo, Lanz & Chiu, LLP. Mr. Lanz previously retired from KPMG LLP, after a 27-year career with that firm, where he was an audit and SEC reviewing partner. He has also served as chief financial officer of public and private companies, including a successful IPO.

Michael Butler. Mr. Butler became Flint Telecom, Inc.’s Finance Director in February of 2006.  Mr. Butler has over 30 years experience in Accountancy and Insolvency practices in Ireland. Most recently as Managing Partner with Butler & Co, which he built to become one of the leading insolvency practices in Ireland. Mr. Butler is a prolific investor in early stage technology and internet companies, most notably Coretime.com which was sold to Sage, and Hostelworld.com, the World’s leading hostel booking engine. Mr. Butler has a BComm from University College Dublin and is a Member of the Irish Institute of Credit Managers.

To the best of our knowledge, these nominees for officers and directors have neither been convicted in any criminal proceedings during the past five years nor are parties to any judicial or administrative proceeding during the last five years that resulted in a judgment, decree or final order enjoining then from future violations of, or prohibiting or temporarily suspending activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws or commodities laws. To the best of our knowledge, no bankruptcy petitions have been filed by or against any business or property of any of these nominees, nor has a bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Director Nominee Criteria and Process
The entire Board was responsible for reviewing and recommending nominees to the Board, and the Board unanimously recommended the nominees for election to the Board for the 2009 Annual Meeting.  The Board’s objective was to identify qualified individuals to become Board members, determine the composition of the Board and its committees, monitor a process to assess Board effectiveness and develop and implement our corporate governance guidelines.

In considering director candidates, the Board considered, among other things, those individuals who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.  Our Board did not pay a third party to identify or evaluate potential nominees in fiscal 2009 or with respect to the current slate.  However, the Board will take suggestions from many sources, including, but not limited to, stockholders or third-party search firms.

Stockholder Nominations for Directors
Our stockholders may submit candidates for consideration as director nominees.  All candidate submissions must comply with the requirements of our certificate of incorporation and bylaws, as well as the requirements of the Securities Exchange Act of 1934.  Our Bylaws contain certain time limitations and procedures for stockholder nominations of directors.  Any stockholder who intends to bring before an annual meeting of stockholders any nomination for director shall deliver a written notice to the Secretary of our company setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee.  In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s mailing date of the annual meeting’s proxy statement.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation paid to, earned or received by our Named Executive Officers, who are the Chief Executive Officer and the three other executive officers who received annual remuneration in excess of $100,000 during the last two fiscal years ending June 30, 2009 and 2008.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vincent Browne, Chief Exec. Officer	2009	146,588	(1)	--	351,563	(2)	--	--	--	--	498,151
	2008	211,596	(3)	--	--		--	--	--	--	211,596

Bill Burbank, President	2009	77,262	(4)	--	95,000	(5)	--	--	--	--	172,262
	2008	--		--	--		--	--	--	--	--
Stephen Keaveney, Chief Financial Officer	2009	60,000	(6)	--	109,375	(7)	--	--	--	--	169,375
	2008	--		--	--		--	--	--	--	--

Anthony LaPine, Executive Director	2009	115,000	(8)	--	2,631,000	(9)	--	--	--	--	2,746,000
	2008	--		--	--		--	--	--	--	--

1.	Actual annual salary as of October 6, 2008, per Mr. Browne’s employment agreement, is $180,000.

2.
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2009 in accordance with FAS 123R, relating to 2,500,000 shares of restricted common stock granted on October 6, 2008 and vesting over a period of four years.

3.
Actual annual salary, per Mr. Browne’s employment agreement, was $180,000 during fiscal year 2008; the $31,596 additional amount actually paid during that time was due to a deferral on the timing of payment.

4.
Actual annual salary, per Mr. Burbank’s employment agreement, is $186,000; however, while Mr. Burbank continues to serve as an Officer of China Voice Holding Corp. (CHVC) 10% of monthly base salary is reimbursed by CHVC.  Mr. Burbank’s start date with the Company was January 29, 2009.

5.
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2009 in accordance with FAS 123R, relating to 2,000,000 shares of restricted common stock granted on January 29, 2009, vesting over a period of four years.

6.	Actual annual salary, per Mr. Keaveney’s employment agreement that went effective as of March 1, 2009, is $180,000 per year.

7.
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2009 in accordance with FAS 123R, relating to 3,500,000 shares of restricted common stock granted on March 1, 2009 and vesting over a period of four years.

8.	Represents the actual amount paid under Mr. LaPine’s employment agreement that we assumed on October 1, 2008 as part of the reverse merger with Semotus.

9.
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2009 in accordance with FAS 123R, relating to 3,508,000 shares of restricted common stock granted and immediately vested on October 1, 2008.

Narrative Disclosure to Summary Compensation Table

Vincent Browne:
Mr. Browne has a four year employment agreement that went effective on October 6, 2008. Mr. Browne receives salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and Mr. Browne was issued 2,500,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at his first annual anniversary date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with the Company. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $720,000 (using a Severance Event date of October 6, 2009 and the maximum potential base salary of $240,000) and $0 (using a Severance Event date of October 6, 2012), depending on the actual date the Severance Event actually occurs.

Bill Burbank:
Mr. Burbank has a two year employment agreement that went effective on January 29, 2009. Mr. Burbank receives salary in the amount of $186,000 per year and was issued 2,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint.  However, during the time Mr. Burbank is an Officer of China Voice Holding Corp. he will be compensated as follows: January 2009, 60% of base monthly salary and for months thereafter , 90% of monthly base salary. Mr. Burbank is entitled to participate in all of Flint’s employee benefit plans and Flint shall pay for 100% of the costs to provide him with “family” coverage for medical and dental insurance. If Mr. Burbank resigns from Flint at any time prior to his four year anniversary, he shall be entitled to all vested shares as of the date of resignation. If his employment is discontinued after the initial term of this agreement Mr. Burbank shall be entitled to receive full vesting of all 2,000,000 shares.  If he is terminated without cause, Mr. Burbank shall be entitled to receive full vesting of all 2,000,000 shares and a lump sum of $200,000 in cash.

Stephen Keaveney:
Pursuant to the terms of his employment agreement that went effective March 1, 2009, Mr. Keaveney receives salary in the amount of $180,000 per year and 3,500,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary with Flint. Mr. Keaveney will be entitled to participate in all of Flint’s employee benefit plans and Flint shall pay for 100% of the costs to provide him with “family” coverage for medical and dental insurance. If Mr. Keaveney resigns from Flint at any time prior to his four year anniversary, he shall be entitled to all vested shares as of the date of resignation. If his employment is discontinued after the initial term of this agreement he is entitled to receive full vesting of all 3,500,000 shares. If he is terminated without cause, Mr. Keaveney shall be entitled to receive full vesting of all 3,500,000 shares and a lump sum of $200,000 in cash.

Anthony LaPine:
Effective October 1, 2008, we assumed a three year employment agreement with our Chairman, Anthony LaPine.  Under the agreement, Mr. LaPine receives a salary in the amount of $240,000 per year. If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term. If a Severance Event occurs, Mr. LaPine would receive between $480,000 (using a Severance Event date of October 1, 2009) and $0 (using a Severance Event date of October 1, 2011) depending on the actual date the Severance Event occurs.

 Outstanding Equity Awards at Fiscal Year-End:
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent Browne	--	--	--	--	--	2,500,000	(1)	1,375,000	(4)	--	--

Bill Burbank	--	--	--	--	--	2,000,000	(2)	1,100,000	(4)	--	--

Stephen Keaveney	--	--	--	--	--	3,500,000	(3)	1,925,000	(4)	--	--

Anthony LaPine	400,000	--	--	0.275	3/28/2013	--		--		--	--

(1)
These shares vest annually over a period of four years starting October 6, 2008, provided the executive is employed with the Company at the time of vesting, such that ¼ vest at the first annual anniversary and quarterly each year thereafter so that all shares are vested as of October 6, 2012.

(2)
These shares vest annually over a period of four years starting January 29, 2009, provided the executive is employed with the Company at the time of vesting, such that ¼ vest at the first annual anniversary and quarterly each year thereafter so that all shares are vested as of January 29, 2013.

(3)
These shares vest annually over a period of four years starting March 1, 2009, provided the executive is employed with the Company at the time of vesting, such that ¼ vest at the first annual anniversary and quarterly each year thereafter so that all shares are vested as of March 1, 2013.

(4)	The Market Value is based on $0.55 per share, which was the closing price of the common stock on June 30, 2009.

Stock Option Plans
We currently have two authorized stock option plans, the 1996 Stock Option Plan, as amended, which terminated in June of 2006, and the 2005 Stock Option Plan, which will terminate in July of 2015.  Descriptions of the two Stock Option Plans are located under Footnote 17 of our Annual Report on our Form 10K, a copy of which is included with this proxy statement.

Summary Information Concerning Stock Option Plans.
The following table sets forth certain information relating to our stock option plans as of June 30, 2009:

Equity Compensation Plan Information

Plan Category	Plan Name	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation plans approved by security holders	The 1996 Stock Option Plan	54,975	$5.79	--
	The 2005 Stock Option Plan	1,163,750	$0.39	931,275
		----------------------	------------------	----------------------------
Total		1,218,725	$0.64	931,275

The following table sets forth certain information relating to our proposed restricted stock plan:

Plan Category	Plan Name	Number of securities granted but unvested	Number of securities granted and vested	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (b))
Equity Compensation plans not yet approved by security holders	The 2009 Restricted Stock Plan	10,250,000	1,250,000	23,500,000

DIRECTOR COMPENSATION

Except for discretionary grants of stock options, our directors are usually not compensated for their services as directors. Directors who are employees are eligible to participate in our equity incentive plan. The following table summarizes data concerning the compensation of our directors for the fiscal year ended June 30, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Robert Lanz	--	--	3,000	(1)	--	--	--		3,000

Michael Butler	--	--	--		--	--	210,940	(2)	210,940

(1)
Represents the value on June 30, 2009 of 75,000 options to purchase shares of our common stock under our 2005 Stock Option Plan, granted on October 29, 2008, exercisable at $0.31 per share and having a three year vesting period such that 12,500 vest at the six month anniversary of the date of grant, and 12,500 vest every six months thereafter.

(2)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year 2009 in accordance with FAS 123R, relating to 1,500,000 shares of restricted common stock granted on October 6, 2008, vesting over a period of four years, such that ¼ vested on October 6, 209 and quarterly each year thereafter.

Indebtedness of Directors, Officers and Others
Our directors, senior officers, and their associates were not indebted to us or to any of our subsidiaries at any time since the beginning of our last completed fiscal year.

Directors’ and Officers’ Liability Insurance
 We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have a corporate indemnification agreement in place with our executive officers and directors, and such persons shall also have indemnification rights under applicable laws, as well as our certificate of incorporation and bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All related party transactions are reviewed and approved by our board of directors.  All of the related party transactions described below were reviewed and approved through unanimous written consent in lieu of holding a board meeting.

Loans:
We have limited access to capital from either banking institutions or the capital markets. Consequently, we have loans from Flint Telecom Ltd, which is controlled by Mr. Browne, Flint’s CEO, and Mr. Butler, one of Flint’s board members.  Flint Telecom, Ltd. also has a direct equity investment in us.  The loan balance was $202,500 at June 30, 2009 (See Notes 15 and Note 23 in our Annual Report on Form 10-K: for more information related to this loan balance). This note has a 15% interest rate and originally matured on March 30, 2009 but was extended to September 30, 2011.  The loan includes charges for management fees earned by Flint Telecom, Ltd.  The management fees are for the executive, operating and financial services provided by Flint Telecom, Ltd. to us.  The investment from Flint Telecom, Ltd. was $258,731 at June 30, 2009.  The investment is for capital needed for our operations. Flint Telecom, Ltd. was also issued warrants on September 30, 2008 exercisable into 1,202,500 common shares at $0.50 per share which expire on September 30, 2011.

We also have a number of loans from Mr. Butler, one of our directors and a greater than 10% shareholder, with a total outstanding balance of $2,266,000 as of June 30, 2009. We issued to Mr. Butler various promissory notes, convertible promissory notes, warrants and shares of restricted common stock as consideration for these loans.

We issued $300,000 of Promissory Notes with Warrants to Mr. Butler on September 30, 2008.  The Note has a 15% interest rate and matures on December 31, 2010.  The warrants are exercisable into 300,000 common shares at $0.50 per share.  The warrants expire on September 30, 2011.  On May 13, 2009 we entered into an agreement with Mr. Butler to cancel his 5 existing Promissory Notes without repayment, including the repayment of any and all principal amounts underneath these Promissory Notes (EURO 1,175,000, EURO300,000, $141,000, $173,000 and $300,000 each) (the “Notes”) as well as to waive and cancel all past, present and future accrued interest amounts that may have been due under the Notes, and in exchange we issued a new Convertible Promissory Note in an amount of $1,516,000, accruing no interest, convertible in whole or in part at $0.40 per share, and due and payable through installment payments of $100,000 each, beginning as of October 31, 2009, and we issued 3,260,000 shares of restricted common stock in the Company, vesting quarterly over a period of three years beginning as of January 1, 2011 such that 100% of the shares are vested as of January 1, 2014.

On June 30, 2009 Michael Butler agreed to amend one of his outstanding promissory notes issued by us on May 13, 2009 with a total current outstanding amount of $750,000, so that $600,000 worth of Mr. Butler’s note is now under the same terms and conditions as the terms of a debt offering that closed on June 30, 2009, described below. The remaining $150,000 continues to be due and payable to Mr. Butler by no later than August 11, 2009. This Note has not yet been repaid and is currently in default, but management is negotiating an extension and believes it will come to an agreement to extend this Note. Upon default, the Note holder may declare this Note immediately due and payable and demand payment of all principal and the Note holder may proceed to collect such amount.

In the Debt Offering that closed on June 30, 2009, we issued to Mr. Butler subordinated secured convertible promissory notes having an interest at a rate of 10% per annum, convertible at $0.275 per share into an aggregate of up to 2,181,818 shares of restricted common stock, with a maturity date 18 months after the Closing and warrants to purchase an aggregate of up to 2,181,818 shares of our restricted common stock at $0.35 per share, having a five year term and a cashless exercise provision (the “Warrants”).  The Warrants are not exercisable until our Articles of Incorporation are amended to increase the number of total authorized shares of common stock to 200,000,000. Mr. Butler has also been granted a subordinated security interest in all of our assets.  In addition, as part of the Debt Offering, all of our officers and 5% or greater shareholders, including Mr. Butler, have agreed not to sell their shares for twelve months.

On January 29, 2009, Redquartz Atlanta, LLC (“Redquartz”), which is partly owned by Mr. Stephen Keaveney, our CFO and a member of our board of directors, agreed to purchase 5,454,545 shares of our restricted common stock at $0.275 per share and we agreed to issue 3,750,000 warrants to purchase shares of Flint’s common stock at $0.40 per share, having a three year term and a cashless exercise provision, in exchange for $1,500,000.  As of June 30, 2009, this investment was only partially closed, with Redquartz having invested $500,000 of the $1,500,000 total that was agreed upon. As of June 30, 2009 there was no longer a reasonable expectation that we would receive the remaining $1,000,000 investment from RedQuartz, and therefore the 3,750,000 warrants were cancelled and the 5,454,545 shares of common stock were returned to Flint. Settlement discussions have commenced but final settlement terms have not yet been mutually agreed upon.

Semotus Business Disposition
On January 29, 2009, we sold all of the assets and liabilities of the ‘Semotus Business’ or ‘Solutions Division’ to Mr. Anthony LaPine, our Chairman of the Board, for 3,508,000 shares of our restricted common stock owned by Mr. LaPine. Mr. LaPine exercised his right to purchase the Semotus Business/Solutions Division from Flint, in accordance with Section 8.2(f) of the Contribution Agreement by and among Semotus Solutions, Inc. (now named Flint Telecom Group, Inc., and referred to as “Flint”) and Flint Telecom, Inc. dated April 23, 2008, in exchange for 3,508,000 shares of our restricted common stock owned by Mr. LaPine.  This transaction was further clarified and consummated by the Agreement and Plan of Corporate Separation and Reorganization by and among Flint and Semotus, Inc. executed as of January 29, 2009, pursuant to which we transferred all of the assets and properties, subject to all the liabilities, debts, obligations and contracts, of the Solutions Division to Semotus, Inc. in exchange for Mr. LaPine’s 3,508,000 shares of our restricted common stock. The “Semotus Business”, as set forth in Section 7.18 of the Contribution Agreement, is defined as the operations of Semotus as conducted immediately prior to the acquisition transaction of Flint Telecom, Inc. that closed on October 1, 2008, and does not reflect the business operations of Flint Telecom, Inc. acquired in connection with that transaction.

Employment Agreements:
Effective October 1, 2008, we assumed a three year employment agreement with our Chairman, Anthony LaPine.  Under the agreement, Mr. LaPine receives a salary in the amount of $240,000 per year. If Mr. LaPine’s employment is terminated by the Company without cause or by Mr. LaPine for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. LaPine cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. LaPine which are unvested shall become immediately fully vested, and the Company shall pay to Mr. LaPine severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a three year agreement term. If a Severance Event occurs, Mr. LaPine would receive between $480,000 (using a Severance Event date of October 1, 2009) and $0 (using a Severance Event date of October 1, 2011) depending on the actual date the Severance Event occurs.

Effective October 6, 2008, we entered into a four year employment agreement with our CEO, Mr. Browne. Mr. Browne receives a salary in the amount of $180,000 per year, which shall immediately increase to $240,000 when the Company achieves sustainable profitability for one quarter, and 2,500,000 shares of restricted common stock, vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. If Mr. Browne’s employment is terminated by the Company without cause or by Mr. Browne for good reason as provided in the Agreement, or if the Company is acquired or dissolves and a new employment agreement satisfactory to Mr. Browne cannot be reached (a “Severance Event”), all stock and stock options of the Company then owned by Mr. Browne which are unvested shall become immediately fully vested, and the Company shall pay to Mr. Browne severance pay equal to the remaining years and/or months of his then current base salary that are due, based on a four year agreement term. If a Severance Event occurs, Mr. Browne would receive between $540,000 (using a Severance Event date of October 6, 2009) and $0 (using a Severance Event date of October 6, 2012) depending on the actual date the Severance Event occurs.

Effective January 29, 2009, we entered into a two year employment agreement with our President, Bill Burbank. The agreement automatically renews for six month periods unless 60 days prior notice is provided by either party.  Mr. Burbank receives a salary in the amount of $186,000 per year and 2,000,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at the first annual anniversary of the Effective Date, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary.  However, during the time Mr. Burbank is an Officer of China Voice Holding Corp. he will be compensated as follows: January 2009, 60% of base monthly salary and for months thereafter , 90% of monthly base salary. In the event the Company terminates the Agreement without cause, all stock and stock options of the Company then owned by Mr. Burbank which are unvested shall become immediately fully vested, and the Company must pay to Mr. Burbank a lump sum payment of two hundred thousand dollars $200,000.

Effective March 1, 2009, we entered into a two year employment agreement with our CFO, Steve Keaveney.  The agreement automatically renews for six month periods unless 60 days prior notice is provided by either party. Pursuant to the terms of his employment, Mr. Keaveney will receive salary in the amount of $180,000 per year and 3,500,000 shares of restricted common stock vesting over a period of four years, such that ¼ of the shares shall vest at his first annual anniversary, and quarterly thereafter so that 100% of the shares shall be fully vested at his four year anniversary. In the event the Company terminates the Agreement without cause, all stock and stock options of the Company then owned by Mr. Keaveney which are unvested shall become immediately fully vested, and the Company must pay to Mr. Keaveney a lump sum payment of two hundred thousand dollars $200,000.

CORPORATE GOVERNANCE INFORMATION
Code of Ethics
 We have adopted a code of ethics that applies to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer. We have also adopted a code of ethics that applies specifically to our principal executive officer and senior financial officers.  Copies of our two codes of ethics are available on our website at www.flinttel.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

Stockholders can access our corporate governance information, including our Code of Ethics for Principal Executive Officers and Senior Financial Officers and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, at our website, www.flinttel.com, the content of which website is not incorporated by, referenced into, or considered a part of, this document. However, due to the fact that as of October 1, 2008 only one of our board members is considered independent, our compensation committee, nominating and corporate governance committees were not continued are not currently active; instead, the full board has taken on the responsibilities of these committees.

MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board currently consists of six members. The Board held two (2) meetings during fiscal year 2009, and executed 23 unanimous consents in lieu of holding directors' meetings. Each of the directors appointed at that time attended the meeting of the Board.  During the fiscal year, as required from time to time, the non-management directors met in executive sessions without the presence of management.

 Our Board has not adopted a formal policy regarding directors’ attendance at our annual meeting of the stockholders.  However, our directors are strongly encouraged to attend the Annual Meeting. Anthony LaPine and Robert Lanz both attended our 2008 Annual Meeting.

The following committees, the Compensation Committee and the Nominating and Corporate Governance Committee are not currently active and the responsibilities of these committees have been assumed by the entire board. This was done because only one member of the Company’s Board is considered an “independent director” as defined by the Nasdaq Stock Market and the SEC, and therefore the Board determined that it would be in the best interests of the Company for the entire Board to assume the responsibilities of these committees instead.

The one committee of the Board that was assumed as part of the reverse merger with Semotus that closed on October 1, 2008 was the Audit Committee.  The one member of the Audit Committee is an independent director as such term is defined in the applicable listing standards imposed by the Nasdaq Stock Market.

Audit Committee. The Audit Committee currently consists of Mr. Lanz.

Mr. Lanz was elected to the Board and to the Audit Committee of Semotus in November of 2001 and remained a board member and on the Audit Committee after the reverse merger with Semotus closed on October 1, 2008.  The Board has considered whether Mr. Lanz of the Audit Committee satisfies the additional “independence” and “financial literacy” requirements for Audit Committee members as set forth in the Item 7(d)(3)(iv) of Schedule 14A and as adopted in the applicable listing standards imposed by the Nasdaq Stock Market.  The Board has concluded that Mr. Lanz, and hence, all current members of the Audit Committee satisfy these heightened independence requirements.  The Board has also determined that Mr. Lanz is an audit committee financial expert and is independent of management, as required under Section 407 of the Sarbanes-Oxley Act of 2002.  The Board believes that Mr. Lanz is qualified to be an “audit committee financial expert”.

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors.  The Audit Committee serves as the representative of the Board for the general oversight of our affairs in the area of financial accounting and reporting, and its underlying internal controls. The Audit Committee makes recommendations to the Board concerning the engagement of independent accountants; reviews with the independent accountants the plans, scope and results of the audit engagement; approves professional services provided by the independent accountants; considers the range of audit and non-audit fees; verifies that auditors are independent of management and are objective in their findings; reviews the annual CPA audit and recommendations of internal controls and related management responses; reviews the audit reports with management and the auditor; oversees the internal audit function and the accounting and financial reporting processes of our company; and monitors management’s efforts to correct deficiencies described in any audit examination.

The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by our company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of our company concerns regarding questionable accounting or auditing matters.

The Audit Committee held a total of four meetings during fiscal year 2009, which were attended by all of the Audit Committee members appointed at that time, except Laurence Murray who missed two audit committee meetings.  A report of the Audit Committee which discusses the activities of the Audit Committee in more detail can be found on page 29.  The Audit Committee Charter, as amended, is available on our website at www.flinttel.com, the content of which website is not incorporated by reference into, or considered a part of, this document.

Audit Committee Report

             At the time of this Report, the Audit Committee of the Board consists of one director who is not an employee of the Company or any of its subsidiaries. Although the Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements, for purposes of determining director independence, we have applied the definitions of the NASDAQ Stock Market and the SEC. Accordingly, the Board believes that the member of our Committee is an “independent director” as defined under these applicable listing standards.

           Our Committee has met and held discussions with management and the independent auditors, LL Bradford & Company, LLC. As a part of this process, we have:

• reviewed and discussed the audited financial statements with management,

• discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Changes with Governance), and

• received the written disclosures and the letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with the independent auditors their independence.

             Based on the review and discussions referred to above, our committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009, for filing with the SEC.

Audit Committee Of The Board Of Directors

October 16, 2009
/s/ Robert Lanz
Robert Lanz
Chairman

Principal Accountant Fees and Services

The aggregate fees billed for professional services rendered to us by L.L. Bradford & Company, LLC for the years ended June 30, 2009 and 2008 were:
	2009	2008
Audit fees	$80,875	$48,500
Audit-related fees:
SEC filings review and consent	--	--
	--------------------	--------------------
Total audit and audit-related fees	$80,875	$48,500
Tax fees	--	--
All other fees	--	--
	-------------------	--------------------
Total fees	$80,875	$48,500

The aggregate fees billed for all audit and audit-related services rendered by L.L. Bradford & Company, LLC for the years ended June 30, 2009 and 2008 (see chart above under heading “Audit-related fees”) relate to the review of and consent to various SEC filings and correspondence.  No other professional services were rendered or fees were billed by L.L. Bradford & Company, LLC for the most recent fiscal year or for the year ending June 30, 2008.

Our Audit Committee has adopted policies and procedures for the pre-approval of the above fees.  All requests for services to be provided by our independent accountants are submitted to the Audit Committee.  Requests for all non-audit related services require pre-approval from the Audit Committee.

ADDITIONAL INFORMATION

THE COMPANY’S 2009 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS FOR THE YEAR ENDED JUNE 30, 2009, IS BEING DISTRIBUTED TO ALL STOCKHOLDERS OF THE COMPANY TOGETHER WITH THIS PROXY STATEMENT, IN SATISFACTION OF THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION. ADDITIONAL COPIES OF THE REPORT, EXCEPT FOR EXHIBITS, ARE AVAILABLE AT NO CHARGE UPON REQUEST. TO OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-K, PLEASE CONTACT FLINT TELECOM GROUP, INC., 327 PLAZA REAL, SUITE 319, BOCA RATON, FL 33432, OR AT TELEPHONE NUMBER (561) 394-2748.

COMMUNICATING WITH THE BOARD OF DIRECTORS

The Board does not currently have a formal process for security holders to send communications to the Board.  We, however, encourage stockholders to communicate directly with the Board as a whole, with non-management directors or with specified individual directors, by sending correspondence to the Corporate Secretary at 327 Plaza Real, Suite 319, Boca Raton, FL 33432. The Corporate Secretary will forward all such correspondence to the appropriate person(s).

Under our Company's Bylaws, stockholders may propose business to be brought before an annual meeting.  In order for a stockholder to submit a proposal for consideration at our annual meeting, the stockholder must fulfill the requirements set forth in our by-laws and Rule 14a-8 under the Securities Exchange Act of 1934 setting forth specified information with respect to the stockholder and additional information as would be required under Regulation 14A under the Exchange Act and Rule 14a-8 for a proxy statement used to solicit proxies for such nominee.  In general, the notice must be delivered not less than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s mailing date of the annual meeting’s proxy statement.

If you intend to propose any matter for action at our 2010 Annual Meeting of Stockholders and wish to have the proposal included in our proxy statement, you must submit your proposal to the Secretary of Flint Telecom Group, Inc. at 327 Plaza Real, Suite 319, Boca Raton, FL 33432, not later than 5:00 p.m. Eastern Standard Time on or before July 8, 2010. After such time, notice of a shareholder proposal submitted outside the processes of Rule 14a-8 is considered untimely.  Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Only then can we consider your proposal for inclusion in our proxy statement and proxy relating to the 2010 Annual Meeting. We will be able to use proxies you give us for the next year’s meeting to vote for or against any stockholder proposal that is not included in the proxy statement at our discretion unless the proposal is submitted to us on or before July 8, 2010.

/s/ Vincent Browne
Vincent Browne
Chief Executive Officer

          Boca Raton, Florida
          October 16, 2009

APPENDIX A
FLINT TELECOM GROUP, INC.
2009 RESTRICTED STOCK PLAN

1. PURPOSE

The Flint Telecom Group, Inc. 2009 Restricted Stock Plan (the "Plan") is intended to provide an incentive to officers, non-employee directors and key employees of Flint Telecom Group, Inc., a Nevada corporation and its subsidiaries (collectively, the "Company"), important to the success of the Company as determined by the Board of Directors of the Company (the “Board”), to remain in the employ of the Company, to reinforce corporate, organizational and business-development goals, to promote the achievement of long-range financial and other business objectives, and to increase their efforts for the success of the Company by offering them an opportunity to increase their proprietary interest in the Company, through the grant of restricted stock (the "Restricted Stock"). Consistent with these objectives, the Plan authorizes the granting of Restricted Stock.

2. DEFINITIONS

     (a) "Active Grantee" means each Grantee who is actively employed by a Participating Company.

     (b) "Affiliate" means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such
Person, whether through the ownership of voting securities, by contract or otherwise.

     (c) "Flint Plan" means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the 1996 Stock Option Plan and the 2005 Stock Option Plan.

     (d) "Award" means an award of Restricted Stock granted under the Plan.

     (e) "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board's determination shall be final and binding.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Company" means Flint Telecom Group, Inc., a Nevada corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

     (h) "Date of Grant" means the date on which an Award is granted.

     (i) "Deceased Grantee" means:

          (i)   A Grantee whose employment by a Participating Company is terminated by death; or

          (ii)  A Grantee who dies following termination of employment by a Participating Company.

     (j) "Disabled Grantee" means:

          (i)   A Grantee whose employment by a Participating Company is terminated by reason of disability;

          (ii)  A Grantee who becomes disabled (as determined by the Board) following termination of employment by a Participating Company; or

          (iii) The duly-appointed legal guardian of an individual described in Paragraph 2(l)(i) or 2(l)(ii) acting on behalf of such individual.

     (k) "Election" means a written election on a form provided by the Board, filed with the Board in accordance with Paragraph 8, pursuant to which a Grantee:

          (i)   Elects, within the time or times specified in Paragraph 8, to defer the distribution date of Restricted Stock; and

          (ii)  Designates the distribution date of Restricted Stock.

     (l) "Eligible Employee" means an employee or non-employee director of a Participating Company, as determined by the Board. Service as a director shall be considered employment for all purposes of the Plan.

     (m) "Grantee" means an Eligible Employee who is granted an Award.

     (n) "Other Available Shares" means, as of any date, the excess, if any of:

               (i)  the total number of Shares owned by a Grantee; over

               (ii) the sum of:

                    (1) the number of Shares owned by such Grantee for less than six months; plus

                    (2) the number of Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 9(c)(ii) or any similar withholding certification under any other Flint Plan; plus

                    (3) the number of Shares owned by such Grantee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, or as to which ownership was attested to as payment, in full or in part, of the exercise price for an option to purchase any securities of the Company or an Affiliate of the Sponsor, under any Flint Plan, but only to the extent of the number of Shares surrendered or attested to.

For purposes of this Paragraph 2(q), a Share that is subject to a deferral election pursuant to Paragraph 8 or another Flint Plan shall not be treated as owned by a Grantee until all conditions to the delivery of such Share have lapsed.

     (o) "Participating Company" means the Company and each of the Subsidiary Companies.

     (p) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

     (q) "Plan Year" means the 365-day period (or the 366-day period) extending from January 3 to the next following January 2.

     (r) "Restricted Stock" means Shares subject to restrictions as set forth in an Award.

     (s) "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

     (t) "Share" or "Shares" means for all purposes of the Plan, a share or shares of common stock, par value $0.01, of the Company.

     (u) "Subsidiary Companies" means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of section 424(f) of the Code.

     (v) "Terminating Event" means any of the following events:

          (i)  the liquidation of the Company; or

          (ii) a Change of Control.

     (w) "Third Party" means any Person, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Company or an Affiliate of the Company.

     (x) "1933 Act" means the Securities Act of 1933, as amended.

     (y) "1934 Act" means the Securities Exchange Act of 1934, as amended.

3. RIGHTS TO BE GRANTED

Rights that may be granted under the Plan are rights to Restricted Stock, which gives the Grantee ownership rights in the Shares subject to the Award, subject to a substantial risk of forfeiture, as set forth in Paragraph 7, and to deferred payment, as set forth in Paragraph 8.

4. SHARES SUBJECT TO THE PLAN

     (a)  Not more than 35,000,000 Shares in the aggregate may be issued under the Plan pursuant to the grant of Awards, subject to adjustment in accordance with Paragraph 10. The Shares issued under the Plan may, at the Company's option, be either Shares held in treasury or Shares originally issued for such purpose.

     (b)  If Restricted Stock is forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5. ADMINISTRATION OF THE PLAN

     (a) Administration. The Plan shall be administered by the Board.

     (b) Grants. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power, from time to time, to:

               (i)  select those Eligible Employees to whom Awards shall be granted under the Plan, to determine the number of Shares to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares; and

               (ii) interpret the Plan's provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.

The determination of the Board in all matters as stated above shall be conclusive.

     (c) Meetings. The Board shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Board or acts approved in writing by the unanimous consent of the members of the Board shall be the valid acts of the Board.

     (d) Exculpation. No member of the Board shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Board has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(d) shall not apply to the responsibility or liability of a member of the Board pursuant to any criminal statute.

     (e) Indemnification. Service on the Board shall constitute service as a member of the Board. Each member of the Board shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's Articles of Incorporation and By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a member of the Board, whether or not he continues to be such member of the Board at the time of the action, suit or proceeding.

6. ELIGIBILITY

 Awards may be granted only to Eligible Employees, as determined by the Board. No Awards shall be granted to an individual who is not an employee or non-employee director of a Participating Company.

7. RESTRICTED STOCK AWARDS

The Board may grant Awards in accordance with the Plan. The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Board, consistent, however, with the following:

    (a) Time of Grant. All Awards shall be granted within ten (10) years from the date of adoption of the Plan by the Board.

    (b) Shares Awarded. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

    (c) Awards and Agreements. A certificate shall be issued to each Grantee in respect of Shares subject to an Award. Such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

    (d) Restrictions. Subject to the provisions of the Plan and the Award, during a period set by the Board commencing with the Date of Grant, which, for Grantees who are subject to the short-swing profit recapture rules of section 16(b) of the 1934 Act by virtue of their position as either a director, officer or holder of more than 10 percent of any class of equity securities of the Company, shall extend for at least six (6) months from the Date of Grant, the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

    (e) Lapse of Restrictions. Subject to the provisions of the Plan and the Award, restrictions upon Shares subject to an Award shall lapse at such time or times and on such terms and conditions as the Board may determine and as are set forth in the Award; provided, however, that the restrictions upon such Shares shall lapse only if the Grantee on the date of such lapse is, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for the lapse of restrictions in installments, as determined by the Board. The Board may, in its sole discretion, waive, in whole or in part, any remaining restrictions with respect to such Grantee's Restricted Stock.

    (f) Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Board and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares.

    (g) Termination of Grantee's Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. In the event that a Grantee terminates employment with all Participating Companies, all Shares remaining subject to restrictions shall be forfeited by the Grantee and deemed canceled by the Company.

         (h) Delivery of Shares. Except as otherwise provided by Paragraph 8, when the restrictions imposed on Restricted Stock lapse with respect to one or more Shares, the Company shall notify the Grantee that such restrictions no longer apply, and shall deliver to the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) a certificate for the number of Shares for which restrictions have lapsed without any legend or restrictions (except those that may be imposed by the Board, in its sole judgment, under Paragraph 9(a)). The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share at the time the applicable restrictions lapse, as determined by the Board.

8. DEFERRAL ELECTIONS

A Grantee may elect to defer the receipt of Restricted Stock as to which restrictions have lapsed as provided by the Board in the Award, consistent, however, with the following:

         (a) Deferral Election.

                 (i)   Election. Each Grantee shall have the right to defer the receipt of all or any portion of the Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions by filing an Election to defer the receipt of such Restricted Stock on a form provided by the Board for this purpose.

                 (ii)  Deadline for Deferral Election. No Election to defer the receipt of Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions shall be effective unless it is filed with the Board on or before the last day of the calendar year ending before the first day of the Plan Year in which the applicable restrictions may lapse; provided that an Election to defer the receipt of Restricted Stock as to which the Award provides for the potential lapse of applicable restrictions within the same Plan Year as the Plan Year in which the Award is granted shall be effective if it is filed with the Board on or before the earlier of (A) the 30th day following the Date of Grant or (B) the last day of the month that precedes the month in which the applicable restrictions may lapse.

         (b) Effect of Failure of Restrictions on Shares to Lapse. An Election shall be null and void if the restrictions on Restricted Stock do not lapse before the distribution date for such Restricted Stock identified in such Election by reason of the failure to satisfy any condition precedent to the lapse of the restrictions.

         (c) Deferral Period. Except as otherwise provided in Paragraph 8(d), all Restricted Stock that is subject to an Election shall be delivered to the Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) without any legend or restrictions (except those that may be imposed by the Board, in its sole judgment, under
Paragraph 9(a)), on the distribution date for such Restricted Stock designated by the Grantee on the most recently filed Election. Subject to acceleration or deferral pursuant to Paragraph 8(d) or Paragraph 11, no distribution may be made earlier than January 2nd of the second calendar year beginning after the date on which the applicable restrictions may lapse, nor later than January 2nd of the tenth calendar year beginning after the date on which the applicable restrictions may lapse. The distribution date may vary with each separate Election.

     (d) Additional Deferral Election.

          (i)    Each Active Grantee who has previously made an Election to receive a distribution of part or all of his or her Account, or who, pursuant to this Paragraph 8(d)(i) has made an Election to defer the distribution date for Restricted Stock for an additional period from the originally-elected distribution date, may elect to defer the distribution date for a minimum of two and a maximum of ten additional years from the previously-elected distribution date, by filing an Election with the Board on or before the close of business on June 30 of the calendar year preceding the calendar year in which the distribution would otherwise be made.

          (ii)   A Deceased Grantee's estate or beneficiary to whom the right to payment under the Plan shall have passed may elect to (A) defer the distribution date for the Deceased Grantee's Restricted Stock for a minimum of two additional years from the date payment would otherwise be made (provided that if an Election is made pursuant to this Paragraph 8(d)(ii)(A), the Deceased Grantee's deferred Restricted Stock shall be distributed in full on or before the fifth anniversary of the Deceased Grantee's death); or (B) accelerate the distribution date for the Deceased Grantee's Restricted Stock from the date payment would otherwise be made to January 2nd of the calendar year beginning after the Deceased Grantee's death. An Election pursuant to this Paragraph 8(d)(ii) must be filed with the Board on or before the close of business on (x) the June 30 following the Grantee's death on or before May 1 of a calendar year, (y) the 60th day following the Grantee's death after May 1 and before November 2 of a calendar year or (z) the December 31 following the Grantee's death after November 1 of a calendar year. One and only one Election shall be permitted pursuant to this Paragraph 8(d)(ii) with respect to a Deceased Grantee.

          (iii)  A Disabled Grantee may elect to accelerate the distribution date of the Disabled Grantee's Restricted Stock from the date payment would otherwise be made to January 2nd of the calendar year beginning after the Grantee became disabled. An Election pursuant to this Paragraph 8(d)(iii) must be filed with the Board on or before the close of business on the (x) the June 30 following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee on or before May 1 of a calendar year, (y) the 60th day following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee after May 1 and before November 2 of a calendar year or (z) the December 31 following the date the Grantee becomes a Disabled Grantee if the Grantee becomes a Disabled Grantee after November 2 of a  calendar year.

     (e) Status of Deferred Shares. A Grantee's right to delivery of Shares subject to an Election under this Paragraph 8 shall at all times represent the general obligation of the Company. The Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in the
Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of a Grantee in a bankruptcy matter with respect to claims for wages.

     (f) Non-Assignability, Etc. The right of a Grantee to receive Shares subject to an Election under this Paragraph 8 shall not be subject in any manner to attachment or other legal process for the debts of such Grantee; and no right to receive Shares hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

9. SECURITIES LAWS; TAXES

     (a) Securities Laws. The Board shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with the lapse of restrictions on Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the
Shares acquired for a specified period of time or on specified terms.

     (b) Taxes. Subject to the rules of Paragraph 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or lapse of restrictions under any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

     (c) Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

          (i)  In connection with the grant of any Award or the lapse of restrictions under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee's compliance, to the Company's satisfaction, with any withholding requirement.

          (ii) Except as otherwise provided in this Paragraph 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the lapse of restrictions under any Award under the Plan shall be satisfied by the Company's withholding a portion of the Shares subject to such Award having a fair market value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Board with respect to any Grantee. Notwithstanding the foregoing, the Board may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a fair market value that is at least equal to the fair market value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or lapse of restrictions. In all cases, the Shares so withheld by the Company shall have a fair market value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. The fair market value of such Shares shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed or, if not so listed, on the NASDAQ Stock Market on the last trading day prior to the date of such grant or lapse of restriction. Any election pursuant to this Paragraph 9(c)(ii) must be in writing made prior to the date specified by the Board, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee's death, by the Grantee's legal representative. No Shares withheld pursuant to this Paragraph 9(c)(ii) shall be available for subsequent grants under the Plan. The Board may add such other requirements and limitations regarding elections pursuant to this Paragraph 9(c)(ii) as it deems appropriate.

10. CHANGES IN CAPITALIZATION

The existence of outstanding Awards or Shares under the Plan shall not affect the Company's right to effect adjustments, recapitalization, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting common stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise.

The aggregate number of Shares and class of Shares as to which Awards may be granted and the number of Shares covered by each outstanding Award shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares and/or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares and/or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares and/or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Board shall have authority to determine the adjustments to be made under this Paragraph 10 and any such determination by the Board shall be final, binding and conclusive.

11.  CORPORATE TRANSACTIONS

In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than 50% of the shares of the Company’s common stock outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving 50% or more of the assets of the Company, (iii) any sale of more than 50% of the Company's assets, or (iv) any like occurrence in which the Company is involved, the Board may, in its absolute discretion, do one or more of the following upon ten days' prior written notice to Grantees; (a) cancel any restrictions to which an Award is subject; (b) shorten the period during which such Awards are restricted; or (c) arrange that the Company's obligations as to Awards outstanding under the Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation.  The actions described in this section may be taken without regard to any resulting tax consequence to the Grantee.

12.  TERMINATING EVENTS

The Board shall give Grantees at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Board may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any restrictions on Restricted Stock (other than Restricted Stock that has previously been forfeited) shall be eliminated, in full or in part. Further, the Board may, in its discretion, provide in such notice that notwithstanding any other provision of the Plan or the terms of any Election made pursuant to Paragraph 8, upon the consummation of a Terminating Event, all Restricted Stock subject to an Election made pursuant to Paragraph 8 shall be transferred to the Grantee.

13. AMENDMENT AND TERMINATION

The Plan may be terminated by the Board at any time. The Plan may be amended by the Board at any time. No Award shall be affected by any such termination or amendment without the written consent of the Grantee.

14. EFFECTIVE DATE

The effective date of the Plan is upon the adoption of the plan by the affirmative vote of a majority of stockholders, present in person or represented by proxy, and entitled to vote thereon, at the 2009 Annual Meeting of Stockholders when a quorum was present.

15. GOVERNING LAW

The Plan and all determinations made and actions taken pursuant to the Plan shall be governed in accordance with Nevada law.

PROXY CARD

FLINT TELECOM GROUP, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Vincent Browne with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Flint Telecom Group, Inc. held of record by the undersigned on October 23, 2009, at the Annual Meeting of Shareholders to be held at the Company’s offices located at 327 Plaza Real, Suite 319, Boca Raton, FL 33432, on Thursday, December 2, 2009, at 1:00 p.m., Eastern Time or any adjournment thereof.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 & 5.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FLINT TELECOM GROUP, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

           SHARES OF COMPANY STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE SIDE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

           The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K.

(To be signed on the other side)

FLINT TELECOM GROUP, INC.
327 PLAZA REAL, SUITE 319
BOCA RATON, FL 33432
ATTN: TALI DURANT

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have the enclosed proxy card in hand when you access the web site. You will be prompted to enter a 12-digit Control Number to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date the enclosed proxy card and return it in the postage-paid envelope we have provided or return it to Flint Telecom Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FLINT1	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLINT TELECOM GROUP, INC.

1.	Election of Directors; To elect six (6) Directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

01)	Anthony N. LaPine, 02) Vincent Browne, 03) Bill Burbank, 04) Stephen Keaveney, 05) Robert Lanz, 06) Michael Butler

For All	Withhold All	For All Except:	To withhold authority to vote, mark “For All Except” and write the number of the nominee(s) on the line below.
[ ]	[ ]	[ ]	_______________________________________________

Vote On Proposals

2.	To ratify the appointment of L.L. Bradford & Company, LLC as our independent public accountants for the fiscal year ending June 30, 2010:

For	Against	Abstain
[ ]	[ ]	[ ]

3.  To approve an amendment of our Amended Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000:

For	Against	Abstain
[ ]	[ ]	[ ]

4.  To approve the Company’s 2009 Restricted Stock Plan adopted by our Board of Directors, as summarized in the accompanying Proxy Statement.

For	Against	Abstain
[ ]	[ ]	[ ]

5.  To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof:

For	Against	Abstain
[ ]	[ ]	[ ]

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

_________________________________________	_______________________________________
Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners)